EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation of our report on the financial statements of Queensboro Steel Corporation, dated February 25, 1997, except for Note 11 as to which the date is April 18, 1997, included in this Form 10-K and in the previously filed Registration Statement of Metals USA, Inc.
on Form S-8 (No. 333-32363).

                                          MCGLADREY &  PULLEN, LLP

Wilmington, North Carolina
March 27, 1998